Attached to and made part of Group Annuity Contract No. AC 5000 - 83E (No. 15,739)

between
THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK AS TRUSTEE
UNDER RETIREMENT INVESTMENT ACCOUNT MASTER RETIREMENT TRUST

IT IS HEREBY AGREED THAT Effective July 1, 1986, said contract is amended to read as follows:

Section 1.01 is amended by replacing the third paragraph of the definition of Guaranteed Interest Rate with the following paragraph:

The Guaranteed Interest Rate applicable with respect to a Class of Employers for any subsequent calendar year will be determined by the Equitable at least 30 days before the beginning of that year and will be the rate that the Equitable estimates will cause the amount held in Funding Account A with respect to such Class to equal, at the end of the year, the amount that would then be held in Funding Account A with respect to such Class if Funding Account A had been credited each year with the rate determined in accordance with the Equitable's general practices for calculating such rate, less the risk charge applicable to the Plans, as long as it is not less than the applicable Minimum Guaranteed Rate.

New York, July 24, 1986
THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

Rodney L. Eicle Vice President and Secretary

John B. Carter President

Lawrence G. Linebin
Assistant Registrar

Agreed by:

United States Trust Company of New York
as Trustee Under Retirement Investment Account
Master Retirement Trust

By: ______________________________

Title: ______________________________

PF 18,011 RIA

Rider No. 7

Attached to and made a part of Group Annuity Contract No. 5000 - 83E (No. 15,739)

Between
THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK AS TRUSTEE
UNDER RETIREMENT INVESTMENT ACCOUNT MASTER RETIREMENT TRUST

IT IS HEREBY AGREED THAT effective April 1, 1986, said contract is amende to read as follows:

1. Section 1.01 DEFINITIONS is amended by replacing the definition of Separate Account with the following:

Separate Account: The term "Separate Account" means each of the Equitable's pooled Separate Accounts No. 3, No. 4 and No. 10.

New York, April 18, 1986

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

Rodney L. Beale Vice President and Secretary John B. Carter Presid

Lawrence G. Lincbin
Assistant Registar

Agreed to by:
United States Trust Company of New York as Trustee Under Retirement Investment Account Master Retirement Trust

By: ______________________________

Title: ______________________________

PF 18,008 RIA Rider No. 6

Attached to and made a part of Group Annuity Contract No. 5000 - 83E (No. 15,739)

Between
THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK AS TRUSTEE
UNDER RETIREMENT INVESTMENT ACCOUNT MASTER RETIREMENT TRUST

IT IS HEREBY AGREED THAT effective December 1, 1985, said contract is amended to read as follows:

1. Section 1.04 is amended by replacing the seventh paragraph with the following paragraph:

If the Plan Sponsor so elects in an advance written notice to the Equitable, the Equitable will, as of the later of the date specified in such notice and the date that is no later than 30 days after the date of receipt of such notice, withdraw the amount in the Funding Account A maintained for the Plan. The Equitable will pay to the payee designated by the Plan Sponsor, including an Equitable Successor Account, the amount so withdrawn, less any applicable Contingent Withdrawal Charge determined in accordance with Appendix D. In the case of a Plan Sponsor who adopted this contract on or after November, 1984, the Contingent Withdrawal Charge shall apply to a transfer to an Equitable Successor Account.

2. Section 1.05 is amended by replacing in the first paragraph, Item "A" as follows:

(A) The Funding Accounts maintained herender for the Plan will be the only funding vehicle for all Eligible Contributions under the Plan, except as permitted by Equitable in its sole discretion.

IT IS HEREBY AGREED THAT effective January 1, 1986, said contract is amended to read as follows:

Appendix B is hereby replaced as follows:

APPENDIX B

Ongoing Operations Fee

Once each calendar month the Equitable will withdraw from each Funding Accounts maintained for the Plan a fee equal to 1/12 of the annual rate (the annual rate shall be determined in acccordance with the appropriate schedule below) based upon the total amount in the Funding Accounts maintained for the Plan as of the last day of the preceding calendar month after any amounts are allocated to or withdrawn from the Funding Accounts maintained for the Plan as of such last day.

SCHEDULE 1

Amount in Funding Accounts Maintained for the Plan		Annual Rate of Fee
First	$ 150,000	1.25%
Next	$ 350,000	1.00%
Next	$ 500,000	.75%
Next	$ 1,500,000	.50%
Over	$ 2,500,000	.25%

Schedule 1 will apply only to a Plan Sponsor who adopted this contract before January 1, 1986.

SCHEDULE 2

Amount in Funding Accounts Maintained for the Plan		Annual Rate of Fee
First	$ 150,000	1.25%
Next	$ 350,000	1.00%
Next	$ 500,000	.75%
Over	$ 1,000,000	.50%

Schedule 2 will apply only to a Plan Sponsor who adopted this contract on or after January 1, 1986.

The Equitable reserves the right to change the basis for determining the above stated fee schedules at any time upon advanced written notice to the Plan Sponsor.

New York,
THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

Vice President and Secretary — President

____
Assistant Registrar

Agreed to by:

United States Trust Company of New York as Trustee Under Retirement Investment Account Master Retirement Trust

____

By: ______________________

Title: ______________________

Attached to and made part of Group Annuity Contract No. AC 5000 83E (No. 15,739)

between

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK AS TRUSTEE UNDER RETIREMENT INVESTMENT ACCOUNT MASTER RETIREMENT TRUST

IT IS HEREBY AGREED THAT effective November 1, 1985, said contract is amended as follows:

1. Section 1.01 DEFINITIONS is amended by adding the following definition.

Loan Provisions: The term "Loan Provisions" means those provisions of a Plan that provide for Eligible Individuals to borrow from the Plan.

2. Section 1.04 is amended by replacing the first sentence in the first paragraph, with the following sentence:

   The Plan Sponsor is to give Equitable advance written notice if amounts are to be withdrawn from the Guaranteed Investment Option with respect to an Eligible Individual pursuant to the Distribution, Transfer or Loan Provisions of the Plan.

3. Section 1.04 is amended by replacing in the first paragraph item (a) with the following item (a):

   (a) the aggregate of the amounts then to be withdrawn from the Guaranteed Investment Option with respect to such eligible Individual pursuant to the Distribution, Transfer or Loan Provisions of the Plan, over

4. Section 1.04 is amended by adding the following sentence at the end of the second paragraph:

   Withdrawals under the Loan Provisions of the Plan may be made only from the Guaranteed Investment Option.

5. Section 1.05 is amended by adding item (d) to the third paragraph as follows:

   (d) prohibit loans from Funding Account A maintained for the Plan.

6. Section 1.06 Loan Provisions

The Plan Sponsor may, in its sole discretion, permit loans to Eligible Individuals in accordance with the Loan Provisions of its Plan. Such loans may be made only with amounts maintained for the Plan in the Guaranteed Investment Option. The Plan Sponsor will advise Equitable of the amount of the loan, the interest rate and the expiry date of the loan in accordance with the following criteria:

- The minimum amount of each loan will be $1,000.
- The maximum amount of each loan is 90% of the amount maintained in the Guaranteed Investment Option for the Eligible Individual.
- At the time of the loan a reserve will be held in the Guaranteed Investment Option to cover fees due under this contract while the loan is outstanding. The reserve is based upon 10% of each loan amount requested.
- Amounts in the Guaranteed Investment Account above the reserve will be available for plan benefit distributions and, if applicable, transfers between the Funding Accounts.
- Loans are not permitted from the Funding Accounts B. Amounts from those Funding Accounts must first be transferred to the Guaranteed Investment Option before any withdrawals may be made against them under the Loan Provisions of the Plan.
- An initial "one time loan fee" of 1% of the loan principal amount will be deducted from the Guaranteed Investment Option for each loan requested. Any change in the "loan fee" will apply only to each Plan as to which the Funding Effective Date is on or after the date of the change.
- Loans must be repaid to Equitable within five years except for loans used to purchase, construct or substantially rehabilitate the home of an Eligible Individual or a member of the Eligible Individual's family. Home loans may remain outstanding for 10 years.
- If the loan is not repaid by the due date, Equitable will treat the outstanding balance as a Plan Distribution.
- The loan provisions and procedures under this contract shall be amended automatically to conform to any applicable rules promulgated by the Internal Revenue Service.

- The Ongoing Operations Fee will be assessed against the assets in the Accounts and the principal amounts of any outstanding loans. For purposes of calculating the Ongoing Operations Fees any loan repayment shall be considered as reducing the principal amount of any outstanding loan to which such repayment pertains.

- If a loan is outstanding when the Contingent Withdrawal Charge applies, the current outstanding principal of the loan shall be added to the assets in the Accounts for purposes of calculating such charge. For purposes of this calculation, any repayments made prior to the imposition of the Contingent Withdrawal Charge shall reduce the outstanding amount of the loan to which such repayment pertains.

- The Plan Sponsor shall be responsible for maintaining accurate loan records and for complying with the Loan Provisions of the Plan, and any applicable state or federal laws. The Plan Sponsor shall report repayments to Equitable, including the amount of the repayment, which part is interest and which part is principal, and whether the loan is or is not in default. Reports from Equitable regarding the accounts of Eligible Individuals with outstanding loans shall be based on information supplied by the Plan Sponsor and Equitable shall assume no liability for the accuracy of such information as reported to it. The Plan Sponsor agrees to indemnify Equitable in the event that Equitable is held liable because of inaccurate information pertaining to loans reported to it by the Plan Sponsor.

7. Section 1.04 is amended by changing in the seventh, eighth and tenth paragraphs, the term Redemption Charge to Contingent Withdrawal Charge.

8. Appendix B is amended to provide for the assessment of the Ongoing Operations Fee as applicable in Section 1.06 Loan Provisions of this contract.

9. Appendex D is amended by changing the term Redemption Charge to Contingent Withdrawal Charge.

10. Appendix D is amended to provide for the assessment of the Contingent Withdrawal Charge (previously known as the Redemption Charge) as applicable in Section 1.06 Loan Provisions of this contract.

New York, December 12, 1985
THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

Vice President and Secretary

President

Assistant Registrar

Agreed to by:

United States Trust Company of New York as Trustee Under Retirement Investment Account Master Retirement Trust

____

By: _______________________________

Title: _______________________________

Attached to and made a part of Group Annuity Contract No. AC 5000 83E (No.15,739)

Between

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK AS TRUSTEE UNDER THE RETIREMENT INVESTMENT ACCOUNT MASTER RETIREMENT TRUST

IT IS HEREBY AGREED THAT effective June 1, 1985, said contract is amended as follows:

1. Section 1.01 is amended by adding the following definitions:

   Class of Employers: The term "Class of Employers" or "Class" means the category to which the Equitable assigns a given Plan upon its adoption of the Master Trust. All Plans whose Funding Effective Dates occur within a given calendar year will belong to the same Class, except that the Equitable may at any time during a calendar year either (i) close a Class and begin a new Class for the balance of that year or (ii) combine two or more Classes of Employers. Plans that transfer from another funding arrangement within the Equitable will be assigned to the Class or Classes determined by the Equitable at the time of transfer.

   Employer: The term "Employer" shall mean each Employer and each Trustee of a participating trust who executes a Participation Agreement.

   Participation Agreement: The term "Participation Agreement" means the agreement executed by a given Employer on a form approved by the Equitable for the purpose of adopting the Master Trust.

2. Section 1.01 is amended by replacing the definition of Plan Sponsor with the following:

   Plan Sponsor: The term "Plan Sponsor" means the named fiduciary of a Plan that, pursuant to its Participation Agreement, has elected to utilize this contract as a funding vehicle for said Plan and has agreed to be bound by the terms of this contract.

3. Section 1.01 is amended by replacing the definition of Funding Effective Date with the following:

   Funding Effective Date: The term "Funding Effective Date" shall mean the date on which the Equitable signs and accepts the Employer's completed Participation Agreement thereby approving the adoption of this contract as a funding vehicle for the Plan.

APPROVED
STATE OF NEW YORK
NOV 0 6 1986

SUPERINTENDENT OF INSURANCE

4. Section 1.01 is amended by replacing the definition of Guaranteed Interest Rate with the following:

<u>Guaranteed Interest Rate:</u> The term "Guaranteed Interest Rate" with respect to a Class of Employers for a calendar year means the effective annual rate of interest determined with respect to that Class pursuant to the following paragraphs of this definition.

The Guaranteed Interest Rate applicable with respect to a Class of Employers for the calendar year in which the Funding Effective Date with respect to that Class occurs will be the rate offered by the Equitable and accepted by each Employer with a Plan in that Class as of the Funding Effective Dates. The Equitable reserves the right to increase the Guaranteed Interest Rate during any given calendar year.

The Guaranteed Interest Rate applicable with respect to a Class of Employers for any subsequent calendar year will be determined by the Equitable at least 30 days before the beginning of that year and will be the rate that the Equitable estimates will cause the amount held in Funding Account A with respect to such Class to equal, at the end of such year, the amount that would then be held in Funding Account A with respect to such Class if Funding Account A has been credited each year with the greater of (a) the rate actually earned in that year, determined in accordance with the Equitable's general practices for allocating investment income, less the risk charge applicable to the Plans in that Class pursuant to Appendix A, and (b) the Minimum Guaranteed Rate applicable to such Class for that year.

5. Section 1.01 is amended by replacing the definition of Minimum Guaranteed Rate with the following:

<u>Minimum Guaranteed Rate:</u> The term "Minimum Guaranteed Rate" for a calendar year with respect to a Class of Employers means the effective annual minimum rate of interest determined with respect to such Class for that year. The Minimum Guaranteed Rate applicable with respect to a Class of Employers for the first two years following the calendar year in which the Funding Effective Date with respect to a Class of Employers occurs will be established by the Equitable on the Funding Effective Date. The Minimum Guaranteed Rate with respect to a Class of Employers for any subsequent calendar year will be established by the Equitable at least two full years before the beginning of that year.

6. Section 1.02 is amended by replacing the second sentence of the fifth paragraph with the following sentence:

   Interest is credited for each day of that calendar month on the amount in Funding Account A maintained for the Plan at the beginning of that day at a daily rate equivalent to the Guaranteed Interest Rate applicable for that calendar year to the Class of Employers to which the Plan belongs.

7. Section 1.04 is amended by adding the following sentence to the end of the third paragraph:

   Equitable may request from the Plan Sponsor such information as it may require to reasonably determine that the withdrawal is necessary and proper under the terms of the Plan.

New York,

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

Vice President and Secretary

President

____
Assistant Registrar

Agreed to by:

United States Trust Company Of New York As Trustee Under Retirement Investment Account Master Retirement Trust

By:______________________

Title:______________________

Attached to and made a part of Group Annuity Contract AC 5000 - 83E (No. 15,739)

between

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK AS TRUSTEE
UNDER RETIREMENT INVESTMENT ACCOUNT MASTER RETIREMENT TRUST

IT IS HEREBY AGREED THAT effective June 1, 1985, said contract is amended as follows:

1. Appendix B is replaced with the following:

APPENDIX B

Ongoing Operations Fee

Once each calendar month the Equitable will withdraw from each Funding Account maintained for the Plan a fee equal to 1/12 of the annual rate (the annual rate shall be determined in accordance with the Schedule below) based upon the total amount in the Funding Accounts maintained for the Plan as of the last day of the preceding calendar month after any amounts are allocated to or withdrawn from the Funding Accounts maintained for the Plan as of such last day.

Schedule

Amount in Funding Accounts Maintained for the Plan	Annual Rate of Fee
First $ 150,000	1.25%
Next 350,000	1.00%
Next 500,000	.75%
Next 1,500,000	.50%
Over 2,500,000	.25%

The Equitable reserves the right to change the basis for determining the above stated fee schedule at any time upon advance written notice to the Plan Sponsor.

2. Section 2.01 is amended by replacing the second sentence in the first paragraph with the following sentence:

   No such report is to be made, however, if less than $3,500 is to be used to provide an annuity benefit on any one annuity form.

New York, May 20, 1985

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

Rodney L. Geske Vice President and Secretary John B. Carter President

Lawrence G. Linebin
Assistant Registrar

Agreed to by:
United States Trust Company of New York as Trustee Under
Retirement Investment Account Master Retirement Trust

By: ______________________________

Title: ______________________________

Attached to and made a part of Group Annuity Contract No. AC 5000 - 83E (No. 15,739)

Between

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK AS TRUSTEE
UNDER RETIREMENT INVESTMENT ACCOUNT MASTER RETIREMENT TRUST

IT IS HEREBY AGREED THAT effective November 1, 1984, said contract is amended as follows:

1. Section 1.04 is amended by replacing the second sentence in the seventh paragraph with the following sentences:

   The Equitable will pay to the payee designated by the Plan Sponsor, including an Equitable Successor Account, the amount so withdrawn, less any applicable Redemption Charge determined in accordance with Appendix D. In the case of a Plan Sponsor who adopted this contract on or after November 1, 1984, the Redemption Charge shall apply to a transfer to an Equitable Successor Account.

2. Section 1.04 is amended by replacing the first sentence in the eighth paragraph with the following sentences:

   If the Plan Sponsor so requests in an advance written notice to the Equitable the Equitable will withdraw the amount in Funding Accounts B maintained for the Plan and will pay to the payee designated by the Plan Sponsor, including an Equitable Successor Account, the amount so withdrawn, less any applicable Redemption Charge determined in accordance with Appendix D. In the case of a Plan Sponsor who adopted this contract on or after November 1, 1984, the Redemption Charge shall apply to a transfer to an Equitable Successor Account.

3. Section 1.04 is amended by adding after the ninth paragraph, the following tenth paragraph:

   If a Plan Sponsor notifies the Equitable, in a form acceptable to Equitable, that the Plan has been terminated in accordance with applicable law, the Plan Sponsor may direct Equitable as to amounts to be paid in accordance with the appropriate provisions of such terminating Plan. With respect to such terminating plan, upon receipt of any documents from amy governmental agency required by Equitable, The Equitable will make withdrawals pursuant to the seventh and eighth paragraphs of Section 1.04, excluding the last sentence in the seventh paragraph, and pay to the Plan Sponsor the amount so withdrawn. In the case of a Plan Sponsor who adopts this contract on or after November 1, 1984, the Redemption Charge determined in accordance with Appendix D shall apply to such withdrawal.

4. Section 1.04 is amended by replacing the first line in the ninth paragraph with the following first line:

   Any withdrawal made pursuant to the above paragraph will be made as of the first

5. Section 1.05 is amended by replacing in the first paragraph, item (A) as follows:

(A) The Funding Accounts maintained hereunder for the Plan will be the only funding vehicle for all Equitable Contributions under the Plan, except as permitted by Equitable in its sole discretion.

6. Section 1.05 is amended by adding item (D) to the first paragraph as follows:

(D) If the Plan Sponsor fails to continue to meet the underwriting requirements of this contract or ceases to make recurring contributions to this contract, the Equitable in its sole discretion may take action as stated in the seventh, eight and ninth paragraphs of Section 1.04 of this contract.

7. Appendix B is replaced as follows:

APPENDIX B

Ongoing Operations Fee

Once each calendar month the Equitable will withdraw from each Funding Accounts maintained for the Plan a fee equal to 1/12 of the annual rate (the annual rate shall be determined in accordance with the appropriate Schedule below) based upon the total amount in the Funding Accounts maintained for the Plan as of the last day of the preceding calendar month after any amounts are allocated to or withdrawn from the Funding Accounts maintained for the Plan as of such last day.

SCHEDULE 1

Amount in Funding Accounts Maintained for the Plan		Annual Rate of Fee
First	$ 150,000	1.25%
Next	$ 350,000	1.00%
Next	$ 500,000	.75%
Next	$ 1,500,000	.50%
Over	$ 2,500,000	.25%

SCHEDULE 2

Amount in Funding Accounts Maintained for the Plan		Annual Rate of Fee
First	$ 500,000	1.25%
Next	$ 500,000	1.00%
Over	$ 1,000,000	.75%

Schedule 2 will apply only to the class of clients who pursuant to the July 7, 1984 agreement between Equitable, The Barclay Group, Inc. and Alan Schein, are contracting with Equitable, The Barclay Group, Inc. and related entities for a program of services related to 401(k) plans.

The Equitable reserves the right to change the basis for determining the above stated fee schedules at any time upon advance written notice to the Plan Sponsor.

8. Appendix E, first paragraph, is amended by replacing the first paragraph with the following paragraph:

The amount to be applied pursuant to Section 2.02, less the amount as determined by the Equitable, of a service fee, any applicable tax on annuity considerations, and a $175 Administrative Charge, will be applied as follows:

New York, November 21, 1984

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

Vice President and Secretary

President

Assistant Registrar

Agreed to by:

United States Trust Company Of New York As Trustee Under Retirement Investment Account Master Retirement Trust

By: ______________________

Title: Vice President